  EXHIBIT 99.1

Rivulet Films Announces Production Plans for TV Docu-Series About America’s Toughest Sheriff, Joe Arpaio

May 26, 2020 (Gilbert, AZ)…Rivulet Films announces the start of production with filming to begin June 2, 2020 for a new docu-series, named (TBD), based on the life experiences of “America’s Toughest Sheriff” Joe Arpaio who served as the 34th Sheriff of Maricopa County, Arizona for 24 years, from 1993 to 2016, and kept copious notes and files across his career.

“Love him or hate him...Sheriff Joe has been America’s primary figurehead in America’s war on drugs and illegal immigration,” said Rivulet Media CEO, Aaron Klusman. “His story is provocative and controversial  while being informative as to the real threats facing American citizens. I joke...saying if “tiger king” and “narcos” had a baby...Sheriffs Joe story would probably be it,” Klusman added.

Joe Arpaio’s law enforcement career began in 1954 with the Washington DC Police Dept and in 1957 moved to the U.S. Bureau of Narcotics, which became the Drug Enforcement Administration, the DEA. He spent 26 years in the pursuit of drug criminals around the globe, from Turkey, Lebanon, South America to Mexico. After 55 years in law enforcement, Arpaio wrapped up his DEA career as the head of their Arizona division.

After retiring from the DEA, Arpaio held six four-year terms as the longest serving Sheriff in Maricopa County. Arpaio wasn’t eloquent, he spoke in short, quotable bursts, and he pummeled opponents with gusto, stirring up controversy. The issues that spurred national news stories were:

“Tent City” jails - the wide usage of outdoor tent cities to detain migrants:

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In 1993, Arpaio vowed no troublemakers would be released on his watch because of overcrowding.
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He procured a consignment of Army-surplus tents, set them up, surrounded by barbed wire, in an industrial area in southwest Phoenix.
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Tent City jail held twenty-five hundred inmates, and he stuck a neon “VACANCY” sign on a tall guard tower and was visible for miles.
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He banned cigarettes, skin magazines, movies, coffee, hot lunches and salt and pepper. Meals were cut to two a day.
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 Inmates forced to live in tents in blistering heat.

He made pink the new black

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Joe Arpaio made national headlines by requiring Tent City inmates to wear pink underwear.
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Inmates even had pink handcuffs around their wrists.
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Local causes benefited from this when Arpaio sold replica pink underwear and handcuffs to the public.

He created chain gangs to send a strong message about criminals:

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TV reporters clamored to get footage of his inmates shuffling through the desert.
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Inmates donned black-and-white striped uniforms.
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He created female chain gangs, “a first in the history of the world,” and eventually, juvenile chain gangs.

“Tough on crime” policies targeting immigrants:

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Sheriff Joe appointed himself enforcer of the nation's immigration laws in Arizona.
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He instructed his deputies to conduct extensive raids in Latino towns and neighborhoods and it was reported they investigated and arrested more than thirty thousand undocumented aliens.
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In 2012, he received a lifetime achievement award from the Constitutional Sheriffs and Peace Officers Association, an organization that pushes the idea that sheriffs are the supreme law of the land, above federal officers.
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He faced a Justice Department lawsuit alleging he racially profiles Hispanic residents of Maricopa County.

Obama’s birth certificate:

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Arpaio was asked to investigate the authenticity of President Obama’s birth certificate and found it to be a forgery.

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In a past interview; when asked by CNN reporter, Chris Cuomo, if he believed that President Obama’s birth certificate was a phony….Arpaio replied “It is a phony document”

About Rivulet Media

Rivulet Film’s recent merger with Bio-Matrix Scientific Group, Inc. to form Rivulet Media positioning their film productions using a proprietary financing model to deliver studio quality star driven content more affordably than larger production companies can with in-house production teams. Bio-Matrix Scientific Group, Inc. is a development stage company publicly traded OTC: BMSN.

Media contact:

Keith Woods
KB Woods Public Relations
Mobile: 602-475-8179
Keith@kbwoods.com

Rivulet Media contact:
info@rivuletfilms.com and info@rivuletmedia.com

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